EXHIBIT 99.1



                                                  Rule 424(b)(3)
                                                        33-50565

     SUPPLEMENT NUMBER 4 TO PROSPECTUS DATED OCTOBER 20, 1993

                   READING & BATES CORPORATION

                        31,533,614 Shares

                           Common Stock


     The Prospectus dated October 20, 1993 is hereby supplemented by the addition of the following information under the caption "SELLING STOCKHOLDERS" therein.

SELLING STOCKHOLDERS

     Greenwing Investments, Inc. ("GII") has informed the Company that it has transferred 1,327,271 Shares to Greenwing Ltd. ("GL"), a limited partnership of which GII is the general partner. As of September 26, 1994, Shares held by GII and GL and registered for resale under the Registration Statement were as follows:

                                                                  Percent of
                                 Number of                        total shares
                                 shares which    Number of        outstanding
                                 may be of-      shares bene-     beneficially
                  Number of      fered pursu-    ficially owned   owned upon
Selling         shares benefi-   ant to this     if all shares    completion of
Stockholder     cially owned     Prospectus      are sold         offering
- - -----------     --------------   -------------   --------------   -------------
Greenwing        0                0                 0                 *
Investments,
Inc.

Greenwing        1,327,271        1,327,271         0                 *
Ltd.

___________________________
*  Less than one percent




         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 26, 1994.